SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 9, 2015

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, New York 11788
(Address of Principal Executive Offices)

1479 North Clinton Avenue, Bay Shore, NY 11706
(Former address of principal executive offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In connection with our acquisition of The Sterling Engineering Corporation  (“Sterling”) on March 9, 2015, we and our wholly-owned subsidiaries entered into the Eighth Amendment to the Amended and Restated Loan and Security Agreement with PNC Bank, N.A. (the “PNC Loan Agreement”) to add Sterling as a party to the PNC Loan Agreement and increase the Term Loan by an additional $3,500,000.

Item 7.01 Regulation FD Disclosure.

On March 10, 2015, we issued a press release announcing that we had acquired The Sterling Engineering Corporation.. A copy of the press release is filed as Exhibit 99.1.

 The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1 10.2 10.3 10.4 10.5 10.6 99.1
Eighth Amendment to PNC Loan Agreement.
Term Note in the principal amount of $3,500,000.
Open End Mortgage Deed and Security Agreement with respect to South Windsor, Connecticut premises.
Collateral Assignment of Rents, Leases and Profits with respect to South Windsor, Connecticut premises.
Open End Mortgage Deed and Security Agreement with respect to Barkhamsted, Connecticut premises.
Collateral Assignment of Rents, Leases and Profits with respect to Barkhamsted, Connecticut premises.
Text of press release issued by Air Industries Group.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 10, 2015

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer